                                                                      EXHIBIT 6

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 13D
                       Under the Securities Exchange Act
                                    of 1934

                            CONSUMERS WATER COMPANY
                            -----------------------
                               (Name of Issuer)

                          COMPAGNIE GENERALE DES EAUX
                          ---------------------------
                       (Name of Person Filing Statement)

                   Common Shares, Par Value $1.00 Per Share
                   ----------------------------------------
                        (Title of Class of Securities)

                                  210723 10 2
                                --------------
                                (CUSIP Number)

                               Jean-Claude Banon
                          Campagnie Generale des Eaux
                                52, rue d'Anjou
                              75384 Paris, France
                               33-1-42-66-91-50
               -------------------------------------------------
                (Name, Address, and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                   Copies of all notices should be sent to:

                          Rohan S. Weerasinghe, Esq.
                              Shearman & Sterling
                             599 Lexington Avenue
                              New York, NY 10022
                                (212) 848-7088

                               November 12, 1987
                         -----------------------------
                         (Date of Event which Requires
                           Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: [_]

Check the following box if a fee is being paid with this statement: [X]

-----------------------                                  ---------------------
 CUSIP NO. 210723-10-2                13D                  PAGE   OF   PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Compagnie Generale des Eaux
------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                                    (a) [_]
                                                                      (b) [_]
------------------------------------------------------------------------------
      SEC USE ONLY
 3

------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
      WC
------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEMS 2(d) or 2(e)                                               [_]
 5
------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Republic of France
------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7    1,001,075 shares owned directly
     NUMBER OF                8,900 shares subject to option

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8

     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9    1,001,075 shares owned directly
    REPORTING                 8,900 shares subject to option

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10

------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11    1,001,075 shares owned directly
          8,900 shares subject to option

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                          [_]
------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13    17.2% owned directly
        .1% subject to option
------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO
------------------------------------------------------------------------------
                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

Item 1.  Security and Issuer.
         -------------------

         This statement relates to the Common Shares, par value $1.00 per share (the "Shares"), of Consumers Water Company, a Maine corporation (the "Issuer"). The Issuer's principal executive offices are located at Four Canal Plaza, Portland, Maine 04112. According to Form 10-Q for the Quarter ended September 30, 1987 filed by the Issuer with the Securities and Exchange Commission (the "September 10-Q"), the Issuer had 5,835,722 Shares outstanding as of November 6, 1987.

Item 2.  Identity and Background.
         -----------------------

         (a) This statement is filed by Compagnie Generale des Eaux, a French corporation ("CGE").

         (b) The address of CGE's principal business and principal office is 52, rue d'Anjou, 75384 Paris, France.

         (c) The principal business of CGE is providing various municipal and community services such as: water and waste water treatment, solid waste collection and disposal, operation of heating, ventilation and air conditioning facilities and urban heating systems, acting as a contractor for engineering and construction of water works and housing, and providing other civil engineering services.

         The names, business addresses and present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, of the executive officers and directors of CGE are set forth in Annex I hereto and incorporated herein by reference.

         (d) During the last five years, neither CGE nor, to the best of CGE's knowledge, any of the directors or executive officers of CGE has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

         (e) During the last five years, neither CGE nor, to the best of CGE's knowledge, any of the directors or executive officers of CGE was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         (f) The citizenship of each of the executive officers and directors of CGE is set forth in Annex I hereto and incorporated herein by reference.

Item 3.  Source and Amount of Funds of Other Consideration.
------   -------------------------------------------------

         The aggregate purchase price for all of the Shares reported in this statement was approximately $16,017,855 (including brokerage fees).

         The funds for the purchase of the Shares were obtained from CGE's general corporate funds. Although CGE has not yet determined the source of funds for future purchases of Shares pursuant to the Option Agreement (as hereinafter defined), it is CGE's present intention to make such purchases from its general corporate funds.

Item 4.  Purpose of Transaction.
------   ----------------------

         The Shares purchased by CGE were acquired, and are being held, as an investment. If CGE exercises the right to purchase additional Shares under the Option Agreement, such additional Shares are also to be acquired and held as an investment. CGE has not determined whether it will exercise the option provided in the Option Agreement.

         CGE intends to review its investment position in the Issuer periodically and, depending on such review and the Issuer's business, prospects and future developments, CGE may seek to acquire further Shares, including additional Shares pursuant to the Option Agreement, or may dispose of its Shares.

         Pursuant to the Issuer Agreement (as hereinafter defined) the Issuer nominated Jean-Claude Banon ("Mr. Banon"), who is employed as an advisor to CGE's General Management, to serve on the Issuer's board of directors, in its Proxy Statement relating to the annual meeting of its shareholders held on May 6, 1987. On such date, Mr. Banon was elected to serve on the Issuer's board of directors until the next annual meeting of the Issuer's shareholders and the election and qualification of his successor.

     Except as set forth herein, CGE has no present plans or proposals which may relate to or would result in:

     (a) The acquisition by any person of additional securities of the Issuer, or the disposition of securities of the Issuer;

     (b) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Issuer or any of its subsidiaries;

     (c) A sale or transfer of a material amount of assets of the Issuer or any of its subsidiaries;

     (d) Any change in the present board of directors or management of the Issuer, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

     (e) Any material change in the present capitalization or dividend policy of the Issuer;

     (f) Any other material change in the Issuer's business or corporate structure;

     (g) Changes in the Issuer's charter, bylaws or instruments corresponding thereto or other actions which my impede the acquisition of control of the Issuer by any person;

     (h) A class of securities of the Issuer being delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

     (i) A class of equity securities of the Issuer becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act; or

     (j)  Any action similar to any of those enumerated above.

Item 5.  Interest in Securities of the Issuer.
------   ------------------------------------

         (a) On November 12, 1987, CGE purchased 1,000,475 Shares at a price of $16.00 per Share in a private purchase from Anjou International Company, a Delaware corporation ("Anjou") and a wholly owned subsidiary of CGE, pursuant to a Stock Purchase Agreement dated as of such date.

         Subsequent to November 12, 1987, CGE made the following purchases of shares:


Dates            Number of Shares           Character of Transaction    Price
-----            ----------------           ------------------------    -----
11/13/87              200                   Open Market Purchase        $16.50
11/16/87              200                    "     "       "             17.00
11/17/87              200                    "     "       "             17.00

         On February 7, 1986, Anjou entered into a Stock Option Agreement with John H. Schiavi, Eleanor P. Schiavi and Joan B. Schiavi as Trustee (the "Option Agreement"), pursuant to which Anjou was granted option to acquire 4,450 Shares (now 8,900 Shares as a result of a stock split in September 1986) from John H. Schiavi upon the termination of his position as a director of the Issuer, at the then market price. On November 12, 1987, Anjou assigned to CGE all of its rights under the Option Agreement.

         Concurrently with the execution of the Option Agreement, Anjou entered into an agreement with the Issuer

(the "Issuer Agreement"), pursuant to which the Issuer agreed to provide Anjou with certain registration rights under the Securities Act of 1933 with respect to Shares owned by Anjou and to nominate in 1987 and thereafter one Anjou representative to the Issuer's twelve member board of directors. The Issuer Agreement also granted to the Issuer the right of first refusal in respect of those Shares acquired by Anjou, subject to certain limited exceptions for sales pursuant to Rule 144 under the Securities Act of 1933, sales representing less than 5% of the outstanding Shares, sales pursuant to a registration statement, transfers to affiliated entities and pledges of Shares to financial institutions to secure bona fide loans. Pursuant to the Issuer Agreement, the Issuer nominated Mr. Banon, who is employed as an advisor to CGE's General Management, to serve on the Issuer's board of directors, in its Proxy Statement relating to the annual meeting of its shareholders held on May 6, 1987. On such date, Mr. Banon was elected to serve on the Issuer's board of directors until the next annual meeting of the Issuer's shareholders and the election and qualification of his successor. Mr. Banon is the direct owner of 20 Shares.

On November 12, 1987, Anjou assigned to CGE all of its rights and obligations under the Issuer Agreement, and the Issuer consented to such assignment.

         Summaries of the Option Agreement and the Issuer

Agreement are qualified in their entirety by reference to the complete text of such Agreements, copies of which are attached as exhibits to this Schedule 13D and are incorporated herein by reference.

     As of the close of business on November 18, 1987, CGE owned directly 1,001,075 Shares, constituting approximately 17.2% of the outstanding Shares (based upon the 5,835,722 Shares indicated to be outstanding as of November 6, 1987, according to the September 10-Q). As of the close of business on November 18, 1987, CGE was also the beneficial owner of 8,900 Shares subject to the Option Agreement, constituting an additional .1% of the outstanding Shares computed as above described. Aggregating all such Shares, as of the close of business on November 18, 1987, CGE was the beneficial owner of approximately 17.3% of the outstanding Shares.

     (b) CGE has the sole power to vote or direct the vote and to dispose or to direct the disposition of all Shares owned directly by it. If CGE exercises the option contained in the Option Agreement, it will have the sole power to vote or direct the vote and dispose or to direct the disposition of all Shares obtained upon such exercise.

     (c) Except as set forth above, neither CGE nor, to the best of CGE's knowledge, any of the directors or executive officers of CGE (a) owns, or has any right to acquire, directly or indirectly, any Shares or (b) has in the past sixty days effected any transactions in the Shares.

         (d)  Not applicable.

         (e)  Not applicable.

Item 6.  Contracts, Arrangements, Understandings, or Relationships with Respect
------   ----------------------------------------------------------------------
         to Securities of the Issuer.
         ---------------------------

         Except as disclosed in Item 5, neither CGE nor, to the best of CGE's knowledge, any person named in Item 2 hereof has any contract, arrangement, understanding, or relationship (legal or otherwise) with any person with respect to any securities of the Issuer, including but not limited to any contract, arrangement, understanding, or relationship concerning the transfer or the voting of any such securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

Item 7.  Material to be filed as Exhibits.
------   --------------------------------

         (a) Stock Purchase Agreement dated November 12, 1987 between CGE and Anjou.

         (b) Stock Option Agreement dated February 7, 1986 between John H. Schiavi, Eleanor P. Schiavi, Joan B. Schiavi as Trustee and Anjou.

         (c)  Agreement dated February 7, 1986 between the Issuer and Anjou.

                                   SIGNATURE
                                   ---------

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


                                               COMPAGNIE GENERALE DES EAUX


                                               By /s/ Jean-Marie Blondeau
                                                  ---------------------------
                                                     Jean-Marie Blondeau
                                                      Senior Executive
                                                       Vice President

Dated:  November 18, 1987